Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS

Recovery momentum building as positive credit trends continue to support sequential growth across key performance indicators

Highlights

•	Net income of $3.4 million, or $0.52 per diluted share, for the third quarter 2020
•	Loan servicing fees and right origination increased 26.1% to $2.8 million in the third quarter of 2020 due to a $35.8 million increase in loans sold and serviced
•	Provision for loan losses decreased $1.0 million to $0.1 million in the third quarter of 2020
•

Client deposits (demand deposits, NOW, savings, money market accounts, and certificates of deposit) increased by $4.1 million and wholesale deposits decreased $26.9 million during the third quarter of 2020

•	Cost of funds decreased by 15 basis points in the sequential quarter to 1.52%, a decrease of 71 basis points since September 30, 2019
•	Provision for loan losses decreased $1.0 million to $0.1 million in the third quarter of 2020
•	Loans in payment deferral associated with COVID-19 customer support programs declined $100.1 million to $100.5 million or 9.3% of loans since June 30, 2020
•	Capital ratios remain strong with a Total Risk-Based Capital ratio of 20.4% and Tier 1 Leverage of 12.9%

Manitowoc, Wisconsin, October 22, 2020 — County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), a community bank headquartered in Manitowoc, Wisconsin, today reported financial results for the third quarter ended September 30, 2020.  Net income was $3.4 million, or $0.52 per diluted share, for the third quarter of 2020, compared to net income of $5.7 million, or $0.82 per diluted share, for the third quarter of 2019.  For the nine months ended September 30, 2020, net income was $1.0 million, or $0.10 per diluted share, compared to net income of $13.1 million, or $1.89 per share, for the nine months ended September 30, 2019.  The net income for the nine months ended September 30, 2020 included a $5.0 million goodwill impairment charge, or $0.76 loss per diluted share in the first quarter of 2020.  Excluding that charge, net income for the nine months ended September 30, 2020 would have been $6.0 million, or $0.87 per diluted share.

Tim Schneider, President of County Bancorp, Inc., noted, “We continue to see generally positive credit trends across our loan portfolio and we’re highly encouraged by the momentum of the recovery across our business, as well as across the businesses and communities that we live in and support. Class III milk prices (cwt) continued to improve, ranging from $16.43 to $24.54 during the third quarter of 2020, with fourth quarter futures contracts trading from $17.53 to $19.53, which we believe will improve the credit outlook for many of our dairy borrowers.  Loans in payment deferral associated with our customer pandemic support program declined $100.1 million during the third quarter.  Loans rated watch or worse decreased by $13.1 million, which resulted in lower loan loss provision this quarter.”

Schneider continued, “The investments we’ve made in our agricultural loan offerings are starting to bear fruit, resulting in an increase in overall loan production activity over the last few months.  We saw stronger activity in loan sales resulting in increased loan servicing fees and rights during the third quarter 2020, which contributed to improved noninterest income this quarter.  Lastly, we continue to be highly encouraged by a strong loan pipeline moving into the fourth quarter 2020, which should continue to support our momentum.”

Loans and Securities

•	Total loans decreased $11.6 million, or 1.1%, during the third quarter of 2020, to $1.1 billion, and decreased $4.8 million, or 0.4%, since September 30, 2019.
•

The decrease was primarily due to the continued focus on long-term liquidity.  Loan participations the Company continued to service were $797.8 million at September 30, 2020, an increase of $35.8 million, or 4.7%, compared to the second quarter of 2020, and an increase of $61.0 million, or 8.3%, compared to September 30, 2019.

•

Loans in payment deferral associated with COVID-19 customer support programs are $100.3 million, or 9.3% of total loans, at September 30, 2020, which is a decrease of 100.1, or 50.0%, million since June 30, 2020.

•

$4.9 million, or 5.3%, of Paycheck Protection Program (“PPP”) loans provided to our customers were forgiven by the Small Business Administration (“SBA”) during the third quarter of 2020 resulting in the Company having $98.4 million of PPP loans at September 30, 2020.  As of September 30, 2020, $3.3 million of SBA origination fees were deferred until the associated loan is forgiven.

•

During the third quarter of 2020, investments increased by $71.5 million, or 31.5%.  Purchases totaling $85.3 million were offset in part by $7.7 million in security sales and $5.8 million in maturities.  Gain on the sale of securities was $0.1 million during the third quarter of 2020.

Deposits

•	Total deposits at September 30, 2020 were $1.1 billion, a decrease of $22.9 million, or 2.1%, from June 30, 2020, and a decrease $92.6 million, or 8.1%, year-over-year.
•

Client deposits (demand deposits, NOW accounts, savings accounts, money market accounts, and certificates of deposit) increased $4.1 million, or 0.5%, from June 30, 2020, to $897.6 million, and increased $79.4 million, or 9.7%, year-over-year.

•

The Company decreased its reliance on brokered deposits and national certificate of deposits by $26.9 million, or 15.0%, to $152.6 million during the third quarter of 2020, and decreased by $172.0 million, or 53.0% since September 30, 2019.

Net Interest Income and Margin

•

Net interest margin for the quarter ended September 30, 2020 was 2.40%. Net interest margin decreased 14 basis points quarter-to-quarter, and decreased 45 basis points year-over-year due primarily to the SBA PPP loans that were funded during the second quarter of 2020 at annual yield of 1.0%, as well as the repricing of loans in the declining rate environment.  The issuance of subordinated debt during 2020 also adversely affected net interest margin by three basis points year-to-date.

•

Interest income on investment securities increased both quarter-to-quarter and year-over-year due to shifting balances from interest-bearing deposits with banks to investment securities with higher yields.

•

Loan interest income decreased compared to the sequential quarter and year-over-year periods primarily as a result of the lower yields on the previously mentioned PPP loans.  The year-over-year decrease was also affected by the shift from loans held on balance sheet to loans sold and serviced.

•

Interest expense on savings, NOW, money market, and interest checking accounts decreased, despite the increase in average balance, by nine basis points in the linked quarter and by 110 basis points year-over year due to the market-driven drop in the federal funds rate.

•

Interest expense on time deposits decreased quarter-over-quarter due in part to the Company’s continued focus on shifting away from brokered time deposit balances for funding. Time deposits decreased year-over-year, primarily due to the Company’s shift away from wholesale funding.  Rates paid on time deposits decreased by 36 basis points in both the linked quarter and year-over-year, which also contributed to the overall decrease in cost of funds.

•

Interest expense on subordinated debt increased quarter-over-quarter and year-over-year due to the $5.1 million of subordinated debt that was issued during the third quarter of 2020 and the $17.4 million of subordinated debt issued on June 30, 2020.  Such subordinated debt was issued by the Company to take advantage of attractive market pricing and strengthen the Company's capital structure.

The table below presents the effects of changing rates and volumes on net interest income for the periods indicated.

	Three Months Ended September 30, 2020 v. Three Months Ended June 30, 2020			Three Months Ended September 30, 2020 v. Three Months Ended September 30, 2019
	Increase (Decrease) Due to Change in Average			Increase (Decrease) Due to Change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Investment securities	$122	$(72)	$50	$527	$(150)	$377
Loans	(146)	(391)	(537)	(544)	(2,892)	(3,436)
Federal funds sold and interest-bearing deposits with banks	93	(186)	(93)	(61)	(533)	(594)
Total interest income	69	(649)	(580)	(78)	(3,575)	(3,653)
Interest Expense:
Savings, NOW, money market and interest checking	$40	$(96)	$(56)	$431	$(1,238)	$(807)
Time deposits	(288)	(464)	(752)	(1,256)	(598)	(1,854)
Other borrowings	12	131	143	150	(1)	149
FHLB advances	(46)	16	(30)	80	(19)	61
Junior subordinated debentures	346	—	346	347	48	395
Total interest expense	$64	$(413)	$(349)	$(248)	$(1,808)	$(2,056)
Net interest income	$5	$(236)	$(231)	$170	$(1,767)	$(1,597)

The following table sets forth average balances, average yields and rates, and income and expenses for the period indicated.

	For the Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$256,059	$1,494	2.32%	$237,082	$1,444	2.44%	$159,091	$1,117	2.81%
Loans (2)	1,083,383	11,594	4.26%	1,098,327	12,131	4.42%	1,126,243	15,030	5.34%
Interest bearing deposits due from other banks	92,701	18	0.08%	64,142	111	0.69%	104,253	612	2.35%
Total interest-earning assets	$1,432,143	$13,106	3.64%	$1,399,551	$13,686	3.91%	$1,389,587	$16,759	4.82%
Allowance for loan losses	(18,641)			(17,844)			(16,209)
Other assets	86,109			85,716			78,664
Total assets	$1,499,611			$1,467,423			$1,452,042

Liabilities
Savings, NOW, money market, interest checking	$406,888	$469	0.46%	$379,991	$525	0.55%	$326,592	$1,276	1.56%
Time deposits	499,665	2,444	1.95%	553,616	3,196	2.31%	745,032	4,298	2.31%
Total interest-bearing deposits	$906,553	$2,913	1.28%	$933,607	$3,721	1.59%	$1,071,624	$5,574	2.08%
Other borrowings	101,829	158	0.62%	66,910	15	0.09%	804	9	4.60%
FHLB advances	89,622	298	1.32%	103,916	328	1.26%	48,857	237	1.94%
Junior subordinated debentures	65,903	1,082	6.53%	45,090	736	6.52%	44,800	687	6.14%
Total interest-bearing liabilities	$1,163,907	$4,451	1.52%	$1,149,523	$4,800	1.67%	$1,166,085	$6,507	2.23%
Non-interest bearing deposits	147,595			134,271			105,578
Other liabilities	18,314			16,749			14,801
Total liabilities	$1,329,816			$1,300,543			$1,286,464

Shareholders' equity	169,795			166,880			165,578
Total liabilities and equity	$1,499,611			$1,467,423			$1,452,042

Net interest income		$8,655			$8,886			$10,252
Interest rate spread (3)			2.12%			2.24%			2.59%
Net interest margin (4)			2.40%			2.54%			2.95%
Ratio of interest-earning assets to interest-bearing liabilities	1.23			1.22			1.19
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Non-Interest Income

•

Loan servicing income increased quarter-over-quarter primarily due to a three basis points increase in loan servicing fees as a percent of average loans serviced for the third quarter and a $35.8 million increase total loans serviced. Year-over-year, loan servicing fees increased due primarily to an 11 basis point increase in loan servicing fees as a percent of average loans serviced and an increase in loans serviced.

•

Loan servicing right origination increased both quarter-over-quarter and decreased year-over-year.  The increase in the quarter was primarily due to an increase in loans sold and serviced.  The loan servicing rights as a percent of loans serviced remained at 2.16% since June 30, 2020.  The year-over-year increase from 1.54% at September 30, 2019 is due to loans being recorded at fair value in 2020 versus amortized cost in 2019.

•	$7.7 million of securities were sold during the third quarter of 2020, which resulted in a $0.1 million gain.
	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands)
Non-Interest Income
Service charges	$379	$368	$342	$549	$348
Gain on sale of loans, net	17	4	38	34	87
Loan servicing fees	2,054	1,923	1,831	1,778	1,677
Loan servicing right origination	717	275	289	1,146	1,741
Income on OREO	—	3	—	54	10
Gain on sale of securities	101	570	—	—	—
Referral fees	110	121	17	20	53
Other	294	237	203	161	171
Total non-interest income	$3,672	$3,501	$2,720	$3,742	$4,087

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands)
Loan servicing rights, end of period	$17,203	$16,486	$16,211	$12,509	$11,362
Loans serviced, end of period	797,819	762,058	747,553	751,738	736,823
Loan servicing rights as a % of loans serviced	2.16%	2.16%	2.17%	1.66%	1.54%

Total loan servicing fees	$2,054	$1,923	$1,831	$1,778	$1,677
Average loans serviced	779,939	754,806	749,646	744,281	716,226
Annualized loan servicing fees as a % of average loans serviced	1.05%	1.02%	0.98%	0.96%	0.94%

Non-Interest Expense

•	The increase in employee compensation and benefits expense in the quarter was primarily the result of a 4.2% increase in headcount.
•	During the third quarter of 2020, two properties in other real estate owned totaling $0.3 million were sold for a loss of $9 thousand.

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands, except per share data)
Non-Interest Expense
Employee compensation and benefits	$4,766	$4,594	$5,260	$5,696	$4,735
Occupancy	321	305	354	417	313
Information processing	641	663	670	645	683
Professional fees	555	480	401	371	483
Business development	305	333	366	335	351
OREO expenses	47	44	116	59	57
Writedown of OREO	—	—	1,360	376	—
Net loss (gain) on sale of OREO	9	—	4	(231)	160
Depreciation and amortization	295	303	301	319	319
Goodwill impairment	—	—	5,038	—	—
Other	728	743	1,148	2,278	567
Total non-interest expense	$7,667	$7,465	$15,018	$10,265	$7,668

Asset Quality

•	Watch rated loans improved $12.8 million quarter-over-quarter and $17.4 million year-over-year.
•	The increase in substandard loans and the adverse classified asset ratio in the quarter were primarily due to the downgrade of one agricultural customer.
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands)
Loans by risk category(1):
Sound/Acceptable/Satisfactory/ Low Satisfactory	$800,451	$798,945	$706,247	$724,444	$771,567
Watch	185,254	198,044	219,459	216,098	202,615
Special Mention	1,851	1,856	15,036	9,239	9,346
Substandard Performing	41,577	47,741	34,179	49,774	71,133
Substandard Impaired	46,793	40,938	37,515	36,218	26,106
Total loans	$1,075,926	$1,087,524	$1,012,436	$1,035,773	$1,080,767
Adverse classified asset ratio (2)	42.64%	41.73%	32.35%	39.85%	45.67%
(1)	Troubled debt restructurings are presented in their internal risk rating category rather than reclassified to substandard impaired. Prior quarters have been reclassified to reflect this change.
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included at the end of this earnings release.

Non-Performing Assets

•

Non-performing assets increased in the quarter by $6.3 million, or 16.6%, sequentially compared to the second quarter of 2020. Year-over-year, non-performing assets increased $16.4 million, or 58.5%, due to a $11.1 million increase in non-accrual agricultural loans and a $9.5 million increase in non-accrual commercial loans, which were partially offset by a $4.2 million decrease in OREO properties.

•

A provision for loan losses of $0.1 million was recorded for the three months ended September 30, 2020 compared to a provision of $ 1.1 million for the three months ended June 30, 2020.  The decrease in provision in the linked quarter was primarily the result of the improvement of watch and substandard performing rated credits, which was only partially offset by the increase in specific impairments on impaired credits.

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands)
Non-Performing Assets:
Nonaccrual loans	$41,351	$35,456	$32,051	$30,968	$20,776
Other real estate owned	3,064	2,629	3,247	5,521	7,252
Total non-performing assets	$44,415	$38,085	$35,298	$36,489	$28,028

Performing TDRs not on nonaccrual	$19,036	$21,986	$21,853	$21,784	$28,520

Non-performing assets as a % of total loans	4.13%	3.50%	3.49%	3.52%	2.59%
Non-performing assets as a % of total assets	2.98%	2.52%	2.61%	2.65%	1.98%
Allowance for loan losses as a % of total loans	1.73%	1.71%	1.73%	1.47%	1.39%
Net charge-offs (recoveries) quarter- to-date	$(1)	$120	$(62)	$(253)	$39

Conference Call

The Company will host an earnings call tomorrow, October 23, 2020, at 8:30 a.m., CDT, conducted by Timothy J. Schneider, President, and Glen L. Stiteley, CFO.  The earnings call will be broadcast over the Internet on the Company’s website at Investors.ICBK.com.  In addition, you may listen to the Company’s earnings call via telephone by dialing (844) 835-9984.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until October 23, 2021, by visiting the Company’s website at Investors.ICBK.com/QuarterlyResults.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as, any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$53,283	$127,432	$21,545	$129,011	$120,845
Securities available-for-sale, at fair value	298,476	226,971	246,148	158,733	154,962
Loans held for sale	2,593	11,847	14,388	2,151	4,192
Agricultural loans	619,617	624,340	642,066	659,725	673,742
Commercial loans	317,782	328,368	325,310	331,723	360,132
Paycheck Protection Plan loans	98,421	103,317	—	—	—
Multi-family real estate loans	35,496	30,439	42,198	41,070	43,487
Residential real estate loans	4,489	975	2,753	2,888	3,183
Installment and consumer other	121	85	109	367	223
Total loans	1,075,926	1,087,524	1,012,436	1,035,773	1,080,767
Allowance for loan losses	(18,649)	(18,569)	(17,547)	(15,267)	(15,065)
Net loans	1,057,277	1,068,955	994,889	1,020,506	1,065,702
Other assets	80,426	78,712	78,004	68,378	69,263
Total Assets	$1,492,055	$1,513,917	$1,354,974	$1,378,779	$1,414,964

Liabilities and Shareholders' Equity
Demand deposits	$158,798	$149,963	$117,434	$138,489	$117,224
NOW accounts and interest checking	78,026	81,656	64,873	63,781	56,637
Savings	11,900	8,369	6,566	15,708	6,981
Money market accounts	325,900	307,083	237,889	242,539	248,608
Time deposits	322,992	346,482	364,930	375,100	388,759
Brokered deposits	101,808	121,503	161,882	166,340	206,474
National time deposits	50,747	57,997	66,386	99,485	118,070
Total deposits	1,050,171	1,073,053	1,019,960	1,101,442	1,142,753
Federal Reserve Discount Window advances	99,693	99,693	—	—	—
FHLB advances	84,600	93,400	109,400	44,400	44,400
Subordinated debentures	67,025	61,910	44,896	44,858	44,820
Other liabilities	20,656	17,336	15,672	16,050	14,239
Total Liabilities	1,322,145	1,345,392	1,189,928	1,206,750	1,246,212

Shareholders' equity	169,910	168,525	165,046	172,029	168,752
Total Liabilities and Shareholders' Equity	$1,492,055	$1,513,917	$1,354,974	$1,378,779	$1,414,964

Stock Price Information:
High - Quarter-to-date	$22.00	$24.67	$27.19	$27.98	$20.99
Low - Quarter-to-date	$17.04	$17.13	$13.55	$18.76	$16.80
Market price - Quarter-end	$18.80	$20.93	$18.50	$25.63	$19.62
Book value per share	$25.72	$25.18	$24.17	$24.32	$23.89
Tangible book value per share (1)	$25.71	$25.16	$24.15	$23.58	$23.10
Common shares outstanding	6,294,675	6,375,150	6,496,790	6,734,132	6,727,908
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees(1)	$11,594	$12,009	$12,565	$13,671	$14,977
Taxable securities	1,293	1,283	1,282	1,106	1,117
Tax-exempt securities	167	162	6	—	—
Federal funds sold and other	52	111	225	442	612
Total interest and dividend income	13,106	13,565	14,078	15,219	16,706

Interest Expense
Deposits	2,914	3,721	4,347	4,781	5,574
FHLB advances and other borrowed funds	456	343	244	225	246
Subordinated debentures	1,082	736	706	695	687
Total interest expense	4,452	4,800	5,297	5,701	6,507
Net interest income	8,654	8,765	8,781	9,518	10,199
Provision for loan losses	79	1,142	2,218	(51)	(1,154)
Net interest income after provision for loan losses	8,575	7,623	6,563	9,569	11,353

Non-Interest Income
Services charges	379	368	342	549	348
Gain on sale of loans, net	17	4	38	34	87
Loan servicing fees	2,054	1,923	1,831	1,778	1,677
Loan servicing right origination	717	275	289	1,146	1,741
Income on OREO	—	3	—	54	10
Gain on sale of securities	101	570	—	—	—
Referral fees	110	121	17	20	53
Other	294	237	203	161	171
Total non-interest income	3,672	3,501	2,720	3,742	4,087

Non-Interest Expense
Employee compensation and benefits	4,766	4,594	5,260	5,696	4,735
Occupancy	321	305	354	417	313
Information processing	641	663	670	645	683
Professional fees	555	480	401	371	483
Business development	305	333	366	335	351
OREO expenses	47	44	116	59	57
Writedown of OREO	—	—	1,360	376	—
Net loss (gain) on sale of OREO	9	—	4	(231)	160
Depreciation and amortization	295	303	301	319	319
Goodwill impairment	—	—	5,038	—	—
Other	728	743	1,148	2,278	567
Total non-interest expense	7,667	7,465	15,018	10,265	7,668
Income before income taxes	4,580	3,659	(5,735)	3,046	7,772
Income tax expense (benefit)	1,164	926	(547)	(258)	2,090
NET INCOME (LOSS)	$3,416	$2,733	$(5,188)	$3,304	$5,682

Basic earnings (loss) per share	$0.52	$0.40	$(0.79)	$0.47	$0.82
Diluted earnings (loss) per share	$0.52	$0.40	$(0.78)	$0.47	$0.82
Dividends declared per share	$0.07	$0.07	$0.07	$0.05	$0.05
(1)	Referral fees reclassed to non-interest income to match current classification

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands, except share data)
Other Data:
Return on average assets (1)	0.91%	0.74%	(1.53)%	0.96%	1.57%
Return on average shareholders' equity (1)	8.05%	6.55%	(11.97)%	7.74%	13.73%
Return on average common shareholders' equity (1)(2)	8.25%	6.63%	(12.81)%	7.83%	14.14%
Efficiency ratio (1)(2)	62.64%	63.83%	74.92%	67.65%	52.55%
Equity to assets ratio	11.39%	11.13%	12.18%	12.48%	11.93%
Tangible common equity to tangible assets (2)	10.85%	10.60%	11.58%	11.56%	11.03%

Common Share Data:
Net income from continuing operations	$3,416	$2,733	$(5,188)	$3,304	$5,682
Less: Preferred stock dividends	80	99	108	117	120
Income available to common shareholders	$3,336	$2,634	$(5,296)	$3,187	$5,562

Weighted average number of common shares issued	7,202,000	7,198,901	7,182,945	7,173,290	7,168,785
Less: Weighted average treasury shares	882,153	759,294	518,740	443,920	443,920
Plus: Weighted average non-vested restricted stock units	66,492	65,291	39,785	32,125	32,125
Weighted average number of common shares outstanding	6,386,339	6,504,898	6,703,990	6,761,495	6,756,990
Effect of dilutive options	20,915	28,511	49,072	44,630	19,160
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,407,254	6,533,409	6,753,062	6,806,125	6,776,150

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands)
Return on average common shareholders' equity reconciliation (1):
Return on average shareholders' equity	8.05%	6.55%	(11.97)%	7.74%	13.73%
Effect of excluding average preferred shareholders' equity	0.20%	0.08%	(0.84)%	0.09%	0.41%
Return on average common shareholders' equity	8.25%	6.63%	(12.81)%	7.83%	14.14%

Efficiency ratio (2):
Non-interest expense	$7,667	$7,465	$15,018	$10,265	$7,668
Less: goodwill impairment	—	—	(5,038)	—	—
Less: historical tax credit investment impairment	—	—	—	(1,149)	—
Less: net loss on sales and write-downs of OREO	(9)	—	(1,364)	(145)	(160)
Adjusted non-interest expense (non-GAAP)	$7,658	$7,465	$8,616	$8,971	$7,508

Net interest income	$8,654	$8,765	$8,781	$9,518	$10,199
Non-interest income	3,672	3,501	2,720	3,742	4,087
Less: net gain on sales of securities	(101)	(570)	—	—	—
Operating revenue	$12,225	$11,696	$11,501	$13,260	$14,286
Efficiency ratio	62.64%	63.83%	74.92%	67.65%	52.55%

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(dollars in thousands, except per share data)
Adjusted diluted earnings per share(3):
Net income from continuing operations	$3,416	$5,682	$961	$13,148
Less: preferred stock dividends	(80)	(120)	(286)	(355)
Plus: goodwill impairment	—	—	5,038	—
Adjusted income available to common shareholders for basic earnings per common share	$3,336	$5,562	$5,713	$12,793

Weighted average number of common shares outstanding	6,386,339	6,756,990	6,531,041	6,742,892
Effect of dilutive options	20,915	19,160	32,833	19,063
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,407,254	6,776,150	6,563,874	6,761,955

Adjusted diluted earnings per share	$0.52	$0.82	$0.87	$1.89

(1)	Management uses the return on average common shareholders’ equity to review our core operating results and our performance.
(2)

In our judgment, the adjustments made to non-interest expense allow investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(3)

In our judgment, the adjustment made to diluted earnings per share allows investors to better assess our income related to core operations by removing the volatility associated with the goodwill impairment which was a one-time, non-cash expense.

Non-GAAP Financial Measures (continued):

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation(1):
Common equity	$161,910	$160,525	$157,046	$164,029	$160,752
Less: Goodwill	—	—	—	5,038	5,038
Less: Core deposit intangible, net of amortization	86	125	171	225	286
Tangible common equity (non-GAAP)	$161,824	$160,400	$156,875	$158,766	$155,428
Common shares outstanding	6,294,675	6,375,150	6,496,790	6,734,132	6,727,908
Tangible book value per share	$25.71	$25.16	$24.15	$23.58	$23.10

Total assets	$1,492,055	$1,513,917	$1,354,974	$1,378,779	$1,414,964
Less: Goodwill	—	—	—	5,038	5,038
Less: Core deposit intangible, net of amortization	86	125	171	603	701
Tangible assets (non-GAAP)	$1,491,969	$1,513,792	$1,354,803	$1,373,138	$1,409,225
Tangible common equity to tangible assets	10.85%	10.60%	11.58%	11.56%	11.03%

Adverse classified asset ratio(2):
Substandard loans	$88,370	$88,680	$71,694	$85,992	$97,239
Other real estate owned	3,064	2,629	3,247	5,521	7,252
Substandard unused commitments	5,124	3,230	2,840	2,849	991
Less: Substandard government guarantees	(7,002)	(6,336)	(7,699)	(7,892)	(7,746)
Total adverse classified assets (non-GAAP)	$89,556	$88,203	$70,082	$86,470	$97,736

Total equity (Bank)	$200,011	$201,507	$204,089	$204,240	$201,967
Accumulated other comprehensive loss (gain) on available for sale securities	(8,640)	(8,734)	(5,012)	(2,505)	(3,016)
Allowance for loan losses	18,649	18,569	17,547	15,267	15,065
Adjusted total equity (non-GAAP)	$210,020	$211,342	$216,624	$217,002	$214,016
Adverse classified asset ratio	42.64%	41.73%	32.35%	39.85%	45.67%

(1)

In our judgment, the adjustments made to book value, equity and assets allow investors to better assess our capital adequacy and net worth by removing the effect of goodwill and intangible assets that are unrelated to our core business.

(2)	The adjustments made to non-performing assets allow management to better assess asset quality and monitor the amount of capital coverage necessary for non-performing assets.